                                                                     EXHIBIT 21.

                                  SUBSIDIARIES

  As of December 31, 1994, the Corporation had the subsidiaries listed below, all of which were wholly owned except for directors' qualifying shares or as otherwise indicated below. The consolidated financial statements of the Corporation include the accounts of all such subsidiaries.

                                                    JURISDICTION OF
NAMES OF CORPORATION AND SUBSIDIARIES               INCORPORATION
- -------------------------------------               ---------------
First Chicago Corporation                            Delaware
  Subsidiaries:
  FCC National Bank                                  United States
  First Capital Corporation of Chicago               Illinois
  First Chicago Financial Corporation                Delaware
    Subsidiaries:
    First Chicago Capital Markets, Inc.              Delaware
    First Chicago Investment Corporation             Delaware
    First Chicago Leasing Corporation                Delaware
  First Chicago Trust Company of New York            New York
  The First National Bank of Chicago                 United States
    Subsidiaries:
    First Chicago Building Corporation               Illinois
    First Chicago Futures, Inc.                      Delaware
    First Chicago Investment Management Company      Delaware
    Subsidiary:
      ANB Investment Management and Trust Company    Illinois
    First Chicago Investment Services, Inc.          Delaware
    First Chicago National Processing Corporation    Delaware
    First Chicago International                      United States
    First Chicago International Finance Corporation  United States
  American National Corporation                      Delaware
    Subsidiaries:
    American National Bank and Trust Company         United States
      of Chicago
    ANB Mezzanine Corporation                        Delaware


  The names of certain other subsidiaries of the Corporation have been omitted because such subsidiaries, considered in the aggregate, would not constitute a significant subsidiary.